QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.7.8

WESTAFF, INC.

NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
AUTOMATIC STOCK OPTION

        Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Westaff, Inc. (the "Corporation"):

Optionee:
Grant Date:
Exercise Price: $ per share
Number of Shares: shares
Expiration Date:
Type of Option: Non-Statutory Stock Option

Exercise Schedule: The Option shall become fully exercisable for the Shares upon Optionee's completion of one (1) year of service (measured from the Grant Date) as a member of the Corporation's Board of Directors (the "Board"), unless otherwise accelerated in accordance with the Automatic Stock Option Agreement in the form attached hereto as Exhibit A (the "Agreement"). In no event shall the Option become exercisable for any additional Shares after Optionee's cessation of service to the Corporation.

        Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the Westaff, Inc. 1996 Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the Agreement.

        Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

        Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the Agreement.

        No Impairment of Rights. Nothing in this Notice, the Agreement or the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation and the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

Dated as of

WESTAFF, INC.
By:

, OPTIONEE

QuickLinks

WESTAFF, INC. NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR AUTOMATIC STOCK OPTION